EXHIBIT 10.8

EXECUTION VERSION

RALCORP HOLDINGS, INC.

SECOND AMENDMENT

DATED AS OF JANUARY 18, 2013

With Respect To

Note Purchase Agreements dated as of May 28, 2009

and

$50,000,000 7.45% Senior Notes, Series 2009A,

due May 28, 2019

$50,000,000 7.60% Senior Notes, Series 2009B,

due May 28, 2021

TABLE OF CONTENTS

(Not a part of this Amendment)

		Page

Section 1.	Amendment	1

Section 2.	Conditions Precedent	2

Section 3.	Representations and Warranties	3

Section 4.	Miscellaneous	4

Schedule I	— Name of Holders and Principal Amount of Notes

Dated as of

January 18, 2013

To each of the holders

listed in Schedule I to

this Second Amendment

Ladies and Gentlemen:

Reference is made to the separate Note Purchase Agreements, each dated as of May 28, 2009 (the “Original Note Purchase Agreements”), by and between Ralcorp Holdings, Inc., a Missouri corporation (the “Company”), and (a) each of the purchasers of the $50,000,000 aggregate principal amount of 7.45% Senior Notes, Series 2009A, due May 28, 2019 (the “Series 2009A Notes”) of the Company issued pursuant thereto; and (b) each of the purchasers of the $50,000,000 aggregate principal amount of 7.60% Senior Notes, Series 2009B, due May 28, 2021 (the “Series 2009B Notes” and together with the Series 2009A Notes, the “Notes”) of the Company issued pursuant thereto, as amended by the First Amendment and Consent to the Note Purchase Agreements, dated as of January 17, 2012 (the “First Amendment”), between the Company and the purchasers of the Notes. The Original Note Purchase Agreements, as amended by the First Amendment, are referred to herein collectively as, the “Note Purchase Agreements”). Capitalized terms used in this Second Amendment (this “Amendment”) without definition shall have the meanings given such terms in the Note Purchase Agreements, as amended hereby.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests your consent to the amendment of the Interest Expense Coverage Ratio covenant in Section 10.4(c) of the Note Purchase Agreements as hereinafter provided.

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof and receipt by the Company of similar acceptances from the Required Holders, this Amendment shall be effective, but only in the respects hereinafter set forth:

Section 1. AMENDMENT.

Section 10.4(c) of the Note Purchase Agreements shall be amended and restated as follows:

“(c) Interest Expense Coverage Ratio. As of the end of each period of four fiscal quarters of the Company ending after the date hereof, the Company on a consolidated basis with its Subsidiaries shall maintain an Interest Expense Coverage Ratio of not less than 2.75 to 1.00, provided however, solely with respect to the period of four fiscal quarters of the Company ending on December 31, 2012, the Company on a consolidated basis with its Subsidiaries may maintain an Interest Expense Coverage Ratio of less than 2.75 to 1.00 (but in no event less than 2.50 to 1.00).”

Section 2. CONDITIONS PRECEDENT.

This Amendment shall not become effective until, and shall become effective when each of the following conditions shall have been satisfied:

(a) This Amendment shall be duly executed by the Company and delivered to the holders.

(b) The Required Holders shall have consented to this Amendment as evidenced by their execution thereof.

(c) The representations and warranties of the Company set forth in Section 3 hereof shall be true and correct in all material respects as of the date of the execution and delivery of this Amendment.

(d) All corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be satisfactory in all material respects to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

(e) Each holder shall have received such certificates of officers of the Company as it may reasonably request with respect to this Amendment.

(f) Any consents or approvals from any holder or holders of any outstanding security or indebtedness of the Company and any amendments of agreements pursuant to which any securities or indebtedness may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the holders and their special counsel.

(g) The Company shall have paid a fee to each holder of the Notes in an amount equal to 0.05% of the outstanding principal amount of the Notes held by such holder.

(h) The Company shall have paid the reasonable fees and disbursements of the holders’ special counsel, Chapman and Cutler LLP (“Special Counsel”), incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this Amendment.

(i) Each Subsidiary Guarantor shall have consented to the terms of this Amendment by signing in the appropriate space on the signature page hereof.

(j) Concurrently with the execution and delivery of this Amendment, (i) the Company and the noteholders party thereto shall have entered into the Fourth Amendment to the separate Note Purchase Agreements, each dated as of May 22, 2003,

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(ii) the Company, the admnistrative agent and each of the lenders party thereto have entered into the Amendment No. 2 to the Credit Agreement, dated as of May 1, 2012 and (iii) the Company and Deutsche Bank Trust Company Americas, as Trustee, shall have entered into the Fourth Supplemental Indenture to the Indenture dated as of August 4, 2008 and fully executed copies of each of such amendments and supplemental indenture shall have been delivered to the holders of Notes, shall be in form and substance satisfactory to the holders of Notes and shall be in full force and effect as of the date hereof.

Section 3. REPRESENTATIONS AND WARRANTIES.

Each Obligor, as to itself, hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this Amendment:

(a) Each Obligor is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

(b) This Amendment, the Note Purchase Agreements and the transactions contemplated hereby are within the organizational power of such Obligor, have been duly authorized by all necessary organizational action on the part of such Obligor, and this Amendment and (in the case of the Company only) the Note Purchase Agreements, after giving effect to this Amendment, have been duly executed and delivered by such Obligor and constitute legal, valid and binding obligations of such Obligor enforceable against such Obligor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c) After giving effect to this Amendment, there are no Defaults or Events of Default under the Note Purchase Agreements, as amended hereby.

(d) After giving effect to this Amendment, each of the representations and warranties contained in the Note Purchase Agreements, as amended hereby, is true and correct in all material respects on and as of the date hereof as if made on the date hereof.

(e) The execution, delivery and performance of this Amendment and (in the case of the Company only) the Note Purchase Agreements, after giving effect to this Amendment, by such Obligor does not and will not result in a violation of or default under (i) the articles of incorporation, certificate of formation, bylaws, operating agreement or other similar charter document of such Obligor, (ii) any material agreement to which such Obligor is a party or by which it is bound or to which such Obligor or any of its properties is subject, (iii) any order, writ, injunction or decree binding on such Obligor, or (iv) any statute, regulation, rule or other law applicable to such Obligor, except for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(f) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Obligor of this Amendment and (in the case of the Company only) the Note Purchase Agreements, after giving effect to this Amendment, except (i) as have been obtained or made and (ii) for such Amendments, approvals, authorizations, registrations, filings or declarations as may be required under applicable securities laws or stock exchange rules.

(g) All Obligors signatory to the Note Purchase Agreements and each of the Subsidiary Guarantors are signatories to this Amendment.

(h) Other than this Amendment, there are no other amendments, modifications, supplements or waivers to the Note Purchase Agreements or any other Financing Agreement.

(i) Each Subsidiary which is an obligor or guarantor in respect of any Debt of the Company is a Subsidiary Guarantor in respect of the Notes.

Section 4. MISCELLANEOUS.

Section 4.1. All terms and provisions of the Note Purchase Agreements, after giving effect to this Amendment, and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

Section 4.2. Each Subsidiary Guarantor, for itself as a guarantor under the Subsidiary Guarantee, consents to the terms of this Amendment (including, specifically, but without limitation, Section 1 hereof) and reaffirms, ratifies and confirms (a) in all respects each and every obligation and covenant made by it in the Subsidiary Guarantee and (b) that the Subsidiary Guarantee remains the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms.

Section 4.3. Each reference in the Note Purchase Agreements to “this Agreement,” “hereunder,” “hereof,” or words of similar import in instruments or documents provided for in the Note Purchase Agreements or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Note Purchase Agreement, after giving effect to this Amendment.

Section 4.4. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 4.5. This Amendment and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All representations, warranties and covenants made by the Company herein shall survive the closing and the delivery of this Amendment.

Section 4.6. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile

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shall be as effective as delivery of a manually executed counterpart of this Amendment. Delivery of documents required hereunder (including counterpart signature pages to this Amendment) by the Company may be made by delivery to Special Counsel as counsel to the holders.

[Signature Page Follows]

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The execution hereof by the holders shall constitute a contract among the Company and the holders for the uses and purposes hereinabove set forth.

RALCORP HOLDINGS, INC.

By:	/s/ Scott Monette

Name:	Scott Monette
Title:	Corporate Vice President and CFO

Each of the undersigned, severally, hereby acknowledges, approves and agrees to the foregoing Amendment and ratifies and confirms each of its obligations under the Subsidiary Guarantee.

BREMNER FOOD GROUP, INC.
NUTCRACKER BRANDS, INC.
LINETTE QUALITY CHOCOLATES, INC.
RH FINANCIAL CORPORATION
THE CARRIAGE HOUSE COMPANIES, INC.
RALCORP FROZEN BAKERY PRODUCTS, INC.
MEDALLION FOODS, INC.
COTTAGE BAKERY, INC.
LOVIN OVEN, LLC
AMERICAN ITALIAN PASTA COMPANY

By:	/s/ Scott Monette

Name:	Scott Monette
Title:	Treasurer

This foregoing Amendment is hereby accepted and agreed to as of the date aforesaid. The execution by each holder listed below shall constitute its respective several and not joint confirmation that it is the owner and holder of the Notes set opposite its name on Schedule I hereto.

UNUM LIFE INSURANCE COMPANY OF AMERICA
By Provident Investment Management, LLC
Its: Agent

By:	/s/ Ben Vance

Name:	Ben Vance
Title:	Managing Director

COLONIAL LIFE & ACCIDENT INSURANCE COMPANY
By Provident Investment Management, LLC
Its: Agent

By:	/s/ Ben Vance

Name:	Ben Vance
Title:	Managing Director

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY
By Provident Investment Management, LLC
Its: Agent

By:	/s/ Ben Vance

Name:	Ben Vance
Title:	Managing Director

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Mary Beth Cadle

Name:	Mary Beth Cadle
Title:	Authorized Signatory

BANKERS LIFE AND CASUALTY COMPANY
WASHINGTON NATIONAL INSURANCE COMPANY
By:	40|86 Advisors, Inc. acting as Investment Advisor

	By	/s/ Timothy L. Powell
		Name:	Timothy L. Powell
		Title:	Vice President

SYMETRA LIFE INSURANCE COMPANY, a Washington corporation

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

	By	/s/ Clint Woods

Name: Clint Woods
Title: Assistant General Counsel

	By	/s/ James C. Fifield

Name: James C. Fifield
Title: Assistant General Counsel

VANTIS LIFE INSURANCE COMPANY

By:	Advantus Capital Management, Inc.

	By	/s/ Drew R. Smith
Name: Drew R. Smith
Title: Vice President

STATE OF WISCONSIN INVESTMENT BOARD

By:	/s/ Christopher P. Prestigiacomo
	Name:	Christopher P. Prestigiacomo
	Title:	Portfolio Manager

1ST FARM CREDIT SERVICES, PCA

By:	/s/ Corey J. Waldinger

Name:	Corey J. Waldinger
Title:	Vice President, Capital Markets Group

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	Cigna Investments, Inc. (authorized agent)

	By	/s/ Deborah B. Wiacek
Name: Deborah B. Wiacek
Title: Senior Managing Director

ASSURITY LIFE INSURANCE COMPANY

By:	/s/ Victor Weber

Name: Victor Weber
Title: Senior Director—Investments

UNITED FCS, PCA, D/B/A FCS COMMERCIAL FINANCE GROUP

By:	/s/ Daniel J. Best

Name:	Daniel J. Best
Title:	Vice President

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Jeffrey A. Fossell

Name:	Jeffrey A. Fossell
Title:	Authorized Signatory

Schedule I

Name of Holders and Principal Amount of Notes